Exhibit 10.1
AMENDMENT
OF
EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of this 8th day of March 2010, by and between LIFETIME BRANDS, INC., a Delaware corporation (the “Employer”), and LAURENCE WINOKER (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Employer and the Executive entered into an Employment Agreement dated as of June 28, 2007 (the “Employment Agreement”) pursuant to which the employer employed the executive as its Senior Vice President of Finance, Treasurer and Chief Financial Officer on the terms and conditions therein set forth; and

WHEREAS, the Employer and the Executive desire to amend the Employment Agreement to increase the Base Salary payable by the Employer to the Executive thereunder.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.      Definitions:  Capitalized terms used herein shall have the meaning set forth in the Employment Agreement unless otherwise defined herein.

2.      Amendment.  Effective as of January 1, 2010, Section 3(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

(a)           Salary.  In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of Four Hundred Thousand Dollars ($400,000) per calendar year, with annual increases based on changes in the Bureau of Labor Statistics Consumer Price Index for New York-Northern New Jersey-Long Island, NY-NJ-CT-PA. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried employees.

3.      No Other Amendment.  Except as specifically provided in this Amendment, the Employment Agreement shall not be modified or amended in any manner whatsoever and shall remain in full force and effect.

4.      Governing Law.  This Amendment shall be construed under and enforced in accordance with the laws of the State of New York without giving effect to any conflict of laws principles.  Any legal action or proceeding brought with respect to any of the provisions of this Amendment shall be brought in the state or federal courts located in New York, New York.  If the Executive prevails in any legal or arbitration proceeding commenced in connection with this Amendment, then the Company shall reimburse the Executive for reasonable attorneys’ fees and costs incurred in connection therewith.

5.      Counterparts.  This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

LIFETIME BRANDS, INC.

By:	/s/ Jeffrey Siegel
Jeffrey Siegel
Chief Executive Officer and President

EXECUTIVE
/s/ Laurence Winoker
Laurence Winoker